Exhibit 23

Consent of Independent Registered Public Accounting Firm

Red Lion Hotels Corporation
Spokane, Washington
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-135561, No. 333-60791, No. 333-151989, and No. 333-160485) of Red Lion Hotels Corporation of our reports dated March 14, 2013, relating to the consolidated financial statements, and the effectiveness of Red Lion Hotels Corporation’s internal control over financial reporting, which appear in this Form 10-K.

BDO USA, LLP
Spokane, WA
March 14, 2013